Exhibit 8.1

[Closing Date], 2026

Southern California Edison Company

SCE Recovery Funding LLC

1244 Walnut Grove Avenue

Rosemead, California 91770

Re:	SCE Recovery Funding LLC

Ladies and Gentlemen:

We have acted as special counsel to Southern California Edison Company, a California corporation (“SCE”) and SCE Recovery Funding LLC, a Delaware limited liability company (the “Company”), in connection with the issuance and registration of $1,953,948,000 of the Company’s Senior Secured Recovery Bonds, Series 2026-A (the “Recovery Bonds”). In connection therewith, reference is made to the Registration Statement filed on Form SF-1 (Registration Nos. 333-296325 and 333-296325-01) filed on May 29, 2026 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Recovery Bonds have been offered in such manner as described in the form of the prospectus (the “Prospectus”) included as part of the Registration Statement. The Recovery Bonds are to be issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as supplemented by a Series Supplement, each dated as of [Closing Date], 2026 (collectively, the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined such certificates, documents and records and have made such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts material to the opinions expressed herein, we have, without independent verification, relied upon statements and representations of officers and other representatives of the Company or others.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

[Closing Date], 2026

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes, (1) the Company will not be treated as a taxable entity separate and apart from SCE and (2) the Recovery Bonds will be treated as debt of SCE.

Our opinion is limited to the United States federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction. This opinion is rendered as of the date hereof and is based on the current provisions of the Internal Revenue Code and the Treasury regulations issued or proposed thereunder, Revenue Rulings, Revenue Procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions upon which our opinions are based. This opinion is rendered as of the date hereof and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, that may be brought to our attention at a later date.

We are furnishing this opinion to you solely in connection with the issuance of the Recovery Bonds described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this letter as an exhibit on Form 8-K filed on our about the date hereof with respect to the above referenced Registration Statement and to the references to this Firm in the Prospectus under the section captioned “Prospectus Summary of Terms— Federal Income Tax Status,” under the section captioned “Material U.S. Federal Income Tax Consequences” and under the section captioned “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the related rules and regulations of the Commission thereunder.

Very truly yours,

Norton Rose Fulbright US LLP